Exhibit 10.2
CNX GAS CORPORATION
LONG-TERM INCENTIVE PROGRAM
[DATE]

[NAME AND ADDRESS]
Dear [NAME]:
Pursuant to the terms and conditions of the Company’s Equity Incentive Plan (as amended, the “Plan”) and the Long-Term Incentive Program (the “Program”), on October 11, 2006, the Independent Subcommittee of the Compensation Committee of the Board of the Directors of CNX Gas Corporation (the “Independent Subcommittee”) awarded you ___Performance Share Units (the “Award”). The terms and conditions of your Award are governed by the provisions of the Program document attached hereto as Exhibit A, the terms of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall each have the meaning assigned to them in the Program.

Name:

Title:

I hereby acknowledge and accept the Award described above subject to all of the terms and conditions of the Program, including, without limitation, the forfeiture and covenant provisions set forth in Sections 12, 13 and 14 of the Program, regardless of whether the Award ever results in a cash distribution under the Program. I further acknowledge receipt of a copy of the Program document and the Plan, and I agree to be bound by all the provisions of the Program and the Plan.
By signing below, I acknowledge that: (i) I have read and understand the Program, including, without limitation, the provisions that require me to repay monies to the Company if I breach Section 12 or 13 of the Program within six (6) months of distribution; (ii) the Performance Share Units that have been awarded to me have no independent economic value, but rather are mere units of measurement to be used in calculating benefits, if any, available under the Program; (iii) I agree to accept as binding, conclusive and final all decisions or interpretations of the Independent Subcommittee upon any questions arising under this Agreement, the Program or the Plan; and (iv) my decision to participate in the Program is completely voluntary and done with full knowledge of its terms. I further acknowledge and agree that in the event my employment with the Company and any Affiliate shall terminate prior to the Payment Date or the CiC Payment Date, as applicable, for any reason other than my death or Disability, the Performance Share Units awarded to me shall be cancelled and forfeited, whether payable or not, without payment by the Company or any Affiliate.

Signature:		Date:

Name: